                                                                   EXHIBIT 10.37

                                                                    CONFIDENTIAL


                      TERMINATION AND SETTLEMENT AGREEMENT


          TERMINATION AND SETTLEMENT AGREEMENT (this "Agreement"), dated as of December 19, 1996, between (i) FOREVER YOURS, INC. ("FYI"), a California corporation and STYLES ON VIDEO, INC. ("SOV"), a Delaware corporation (collectively, the "Companies"), and (ii) DANA I. ARNOLD ("Arnold"), an individual.


                              W I T N E S S E T H:
                              -------------------

          WHEREAS, SOV is the owner of 100% of the capital stock of FYI; and

          WHEREAS, Arnold is a member of the Board of Directors of SOV, and serves as Chairman of the Board of Directors, Chief Executive Officer, President and Secretary of FYI pursuant to that certain Amended and Restated Employment Agreement (the "Employment Agreement"), dated as of May 15, 1996, between Arnold and FYI; and

          WHEREAS, Arnold is the owner of a certificate for 7,747,449 Series C Warrants (the "Warrants") to purchase shares of common stock, $.001 par value, of SOV; and

          WHEREAS, Arnold wishes to resign from the positions he holds with each of the Companies, and the Companies and Arnold accordingly wish to terminate the Employment Agreement and to fully and completely settle and resolve, pursuant to this Agreement, their respective obligations to each other; and

          NOW, THEREFORE, in consideration of the promises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, Arnold and the Companies hereby agree as follows:

                            PURPOSE OF THE AGREEMENT
                            ------------------------

     This Agreement is made solely to accomplish an expeditious resolution of the disputes that have arisen between the parties. Nothing herein is, or may be construed as, an admission of liability or fault of any kind or nature on the part of any party to this Agreement.

                            ARTICLE 1.  RESIGNATION
                                        -----------

     Arnold hereby resigns in good standing (i) from the Board of Directors of each of the Companies, (ii) as Chairman, Chief Executive Officer, President and Secretary of FYI, and (iii) from

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

any and all other offices and positions with either of the Companies and any of their Affiliates. Without limitation to the foregoing sentence, Arnold's employment by FYI pursuant to the Employment Agreement or otherwise is terminated, as of December 18, 1996. However, Arnold shall remain available to consult on a reasonable basis.

                            ARTICLE 2.  DEFINITIONS
                                        -----------

          References to "Section" herein shall refer to Sections of this Agreement. References to "Articles" shall refer to the Articles hereof. When used in this Agreement, the terms set forth in this Article 2 shall have the meanings set forth herein:

          "Affiliate" of a Person shall mean any entity directly or indirectly controlled by, controlling, or under common control with, that Person.

          "Person" shall mean an individual, corporation, partnership, limited liability company or any other entity, or any government or agency or political subdivision of a government.

          "Exercise Price" means the price for exercise of the Warrants referred to hereinabove, as defined in the Warrant Certificate dated as of May 15, 1996 issued by SOV to Arnold.

          "Transaction" shall mean the proposed transaction between SOV and Hasco International, Inc. ("Hasco").



                              ARTICLE 3.  BENEFITS
                                          --------

     Section 3.1. Arnold shall continue to be eligible to participate in the Company Officer Benefit Plans defined in Section 4.2.2 of the Employment Agreement until the earlier of March 31, 1997 or the closing of the Transaction.

     Section 3.2. Arnold shall receive his current salary until the earlier of March 31, 1997 or the closing of the Transaction. On the closing of the Transaction, Arnold shall receive all unpaid salary due him under the Employment Agreement at the rate of $100,000 per year.

     Section 3.3. Arnold agrees that the payments contemplated by Section 3.2 above shall constitute the entire amount of monetary consideration to which he is entitled under this Agreement, and that he will not seek any further compensation or amount in connection with the matters which are the subject of this Agreement, including, without limitation, with respect to any claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs, expenses (including, but not limited to attorneys' fees), damages, causes of action, and claims for relief, of whatever kind or nature, whether known or unknown, arising from or relating or incident to Arnold's employment by either of the Companies pursuant to the Employment Agreement or otherwise or activities in connection therewith, or relating to Arnold's age, race, sex, religion, national origin, color, marital status, or any other category protected from discrimination under federal, state or local law.

     Section 3.4. Arnold acknowledges that the Companies and their Affiliates have made no representations to him regarding the tax consequences of any amounts received by him pursuant to this Agreement. Arnold agrees to pay federal and state taxes, if any, which are required by law to be paid by him with respect to this Agreement.

     Section 3.5. The Companies and Arnold acknowledge that this Agreement is consensual and entered into without duress of any kind.


                    ARTICLE 4.  MUTUAL RELEASES AND WAIVERS
                                ---------------------------

     Section 4.1. Except for the obligations arising under this Agreement, each of the Companies hereby irrevocably relieves, releases and forever discharges Arnold, his heirs, agents, representatives, employees, attorneys, and their respective successors and assigns, and each of them, of and from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs, expenses (including, but not limited to attorneys fees), damages, causes of action, and claims for relief, of whatever kind or nature, whether known or unknown, including, without limitation, those arising from or relating or incident to Arnold's employment by either of the Companies pursuant to the Employment Agreement or otherwise or activities in connection therewith.

     Section 4.2. Except for the obligations arising under this Agreement, Arnold hereby irrevocably relieves, releases and forever discharges each of the Companies and their Affiliates, Pacific Capital Group, International Digital Investors, L.P., their directors, shareholders, partners, agents, representatives, employees, attorneys, and their respective successors and assigns, including but not limited to K. Eugene Shutler, Marshall Geller, Barry Porter, Ann Graham Ehringer, John A. Edling, and each of them, of and from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs, expenses (including, but not limited to attorneys' fees), damages, causes of action, and claims for relief, of whatever kind or nature, whether known or unknown, including, without limitation, those arising from or relating or incident to Arnold's employment by either of the Companies pursuant to the Employment Agreement or otherwise or activities in connection therewith, or his ownership of the Warrants, or relating to Arnold's age, race, sex, religion, national origin, color, marital status, or any other category protected from discrimination under federal, state or local law.

     Section 4.3. Each of the parties hereto expressly waives any and all rights under Section 1542 of the Civil Code of the State of California ("Section 1542") and any similar provision in any other jurisdiction. Section 1542 provides as follows:

     A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EVALUATING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     Section 4.4. Each of the Companies hereby expressly and completely waives and releases any right or benefit which it or they have or may have under
Section 1542 pertaining to the matters set forth herein. In connection with such waiver and relinquishment, each of the Companies acknowledges that it is aware that it has or may hereafter discover claims presently unknown or unsuspected, or facts in addition to or different from those which it now knows or believes to be true, with respect to the matters set forth herein. Nevertheless, it is the intention of each of the Companies, through this Agreement, and with the advice of counsel, fully, finally and forever to settle and release all such matters set forth herein. In furtherance of such intention, each of the Companies' releases herein given shall be and remain in effect as full and complete releases of the matters set forth herein, notwithstanding the discovery or existence of any such additional or different claims or facts relative hereto.

     Section 4.5. Arnold hereby expressly and completely waives and releases any right or benefit which he has or may have under Section 1542 pertaining to the matters set forth herein. In connection with such waiver and relinquishment, Arnold acknowledges that he is aware that he has or may hereafter discover claims presently unknown or unsuspected, or facts in addition to or different from those which he now knows or believes to be true, with respect to the matters st forth herein. Nevertheless, it is the intention of Arnold, through this Agreement, and with the advice of counsel, fully, finally and forever to settle and release all such matters set forth herein. In furtherance of such intention, each of Arnold's releases herein given shall be and remain in effect as full and complete releases of the matters set forth herein, notwithstanding the discovery or existence of any such additional or different claims or facts relative hereto.

     Section 4.6. Arnold hereby expressly and completely waives and releases any right or benefit which he has or may have under the Age Discrimination in Employment Act of 1967 (29 U.S.C. (S) 621 et seq.); provided, however, that the
                                          -- ---
parties here acknowledge that any right or claim under such Act that may arise after the date of this Agreement is executed are not waived.

         ARTICLE 5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF ARNOLD
                    ---------------------------------------------------

     The Companies and Arnold hereby represent, warrant and covenant that:

     Section 5.1. Arnold has seven (7) days following the execution of this Agreement to revoke this Agreement and has been and hereby is advised that this Agreement shall not become effective or enforceable until the revocation period has expired. Provided that Arnold does not exercise his right of revocation as set forth above, this Agreement shall become effective on the eighth day after its execution by Arnold (the "Effective Date"). Any revocation hereof must be in writing and provided pursuant to the provisions of Section 8.7.

     Section 5.2. (a) Upon the closing of the Transaction, all of the Warrants represented by the certificate owned by Arnold shall become fully vested.
                  (b) The Exercise Price with respect to the Warrants shall remain at 7.5 cents per share of common stock of SOV; provided that, in case the Exercise Price is reduced below 7.5 cents per share of common stock of SOV for another holder of Warrants, the Exercise Price with respect to Arnold's Warrants will be reduced in a like amount.
                  (c) In case SOV shall at any time subdivide the outstanding shares of common stock of SOV into a greater number of shares, the Adjusted Warrant Share Amount (as defined by section 7, subsection "a" of that certain Warrant Certificate for Series C Warrants to Purchase Common Stock, dated as of May 15, 1996, No. R-4 for 7,747,449 Warrants) in effect immediately prior to such subdivision shall be proportionately increased, and conversely, in case the outstanding shares of common stock of SOV shall be combined into a smaller number of shares, the Adjusted Warrant Share Amount in effect immediately prior to such combination shall be proportionately reduced.
                  (d) Whenever the number of shares of common stock of SOV purchasable upon the exercise of a Warrant is adjusted, the applicable Exercise Price payable upon exercise of the Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by the fraction, of which the numerator shall be the number of shares of common stock of SOV purchasable upon the exercise of such Warrant immediately prior to such adjustment, and of which the denominator shall be

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

the number of shares of common stock of SOV so purchasable immediately thereafter.
          (e) Arnold hereby acknowledges that, pursuant to a contemplated recapitalization of SOV, the percentage ownership of common stock of SOV which he can purchase by exercising the Warrants will be unaffected, but he will be entitled to purchase fewer shares of common stock of SOV and the price per share will be proportionately greater than prior to the recapitalization.
          (f) SOV will keep Arnold informed with respect to any transactions or decisions that might affect the number of shares of common stock of SOV that may be purchased upon the exercise of the Warrants.

     Section 5.3. For the period from the Effective Date to May 15, 2001, except as may be required by applicable law or legal process, including without limitation the requirements of the securities laws of the United States, Arnold shall not, and shall exercise best efforts to not permit his representatives, employees, independent contractors, consultants, counsel or agents to, disclose to any Person (i) any of the details of the arrangements set forth in this Agreement, or (ii) reveal to any Person, or use for his own purposes, any Trade Secret (as defined in the Employment Agreement) or other trade secret or proprietary or other information concerning or relating to any matters affecting either of the Companies or their Affiliates, or any of their respective businesses, whether or not Arnold obtained such trade secret or proprietary or other information as a result of his employment thereby (the "Confidential Information"), except as permitted in writing by such other party, and except as required or permitted hereunder; provided, however, anything to the contrary appearing above notwithstanding, Confidential Information shall not include information which is generally available to the public prior to Arnold's receipt thereof, or has become, or becomes in the future, part of the public domain after such receipt, other than as a result of or in connection with a violation of any duty, liability or obligation set forth herein or in the Employment Agreement, (ii) was available to Arnold on a nonconfidential basis from any source other than the Companies or their Affiliates prior to disclosure by or on behalf of Arnold, or (iii) becomes available to Arnold on a nonconfidential basis from any source other than the Companies or their Affiliates which has the right to make such disclosure and which information is not subject to a confidentiality agreement or otherwise prohibited from transmission.

     Section 5.4. If Arnold, or anyone to whom Arnold has transmitted or caused to be transmitted Confidential Information, becomes legally compelled to disclose any of such Confidential Information, Arnold will promptly notify each of the Companies in writing so that the Companies may take such action as each of them, in its discretion, may deem necessary or desirable to obtain a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement.

     Section 5.5. Arnold shall immediately turn over to the Companies and their Affiliates all correspondence, property, writings or documents, including computer software and computer files, in his possession or custody which belong or relate to the Trade Secrets or Confidential Information.

     Section 5.6. Arnold has carefully read and fully understands all of the provisions of this Agreement.

     Section 5.7. Arnold is, through this Agreement, releasing the Companies and their Affiliates from any and all claims he may have against any of them, other than any claim arising under this Agreement.

     Section 5.8. Arnold knowingly and voluntarily intends to be legally bound by this Agreement.

     Section 5.9. Arnold was advised and hereby is advised to consider the terms of this Agreement and consult with any attorney of his choice prior to executing this Agreement, and he has so consulted with such attorneys.

     Section 5.10. For the period from the Effective Date to May 15, 1998, Arnold shall not, and shall not permit his representatives, employees, independent contractors, consultants, counsel or agents to (i) engage directly or indirectly in any business which FYI or any successor to the business of FYI conducts as of the Effective Date; provided, however, that ownership of less than 1% of the outstanding stock of any publicly traded corporation shall not be deemed to constitute a breach of this Section 5.10 solely by reason thereof, or
(ii) directly or indirectly solicit any employee of either of the Companies or their Affiliates to work for any business or other Person then in direct or indirect competition with the business of FYI as presently constituted; or (iii) contact directly or indirectly, for business purposes, any hospital that is under contract or served by with FYI; or (iv) purchase any securities (other than by exercise of Arnold's Warrants) issued by SOV, by Dycam, by Hasco, or by any successor of the foregoing. If the final judgment of a arbitrator or court of competent jurisdiction declares that any term or provision of this Section
5.10 is invalid or unenforceable, the parties agree that the arbitrator or court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this

Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed. The parties hereto acknowledge that this Agreement is being entered into substantially concurrently, and in connection, with the sale of the assets of FYI.

       Section 5.11. Arnold hereby agrees that he shall not, either personally or through any of his representatives, employees, independent contractors, consultants, counsel or agents, make any personally or professionally disparaging remarks, either orally or in writing, to any third party about SOV, FYI or Hasco, nor shall he in any manner interfere with the business or operations of SOV, FYI or Hasco. Such prohibition shall extend to all third parties whatsoever, including, without limitation, the press or other media; the public; former and future business clients or customers; officers, directors or employees of SOV, FYI or Hasco and all individuals. Notwithstanding anything to the contrary contained in this Agreement, SOV, FYI and/or Hasco shall have to right to make reasonable statements, remarks and disclosures in response to any article or published report referring to either of them which is based upon or refers to statements by Arnold or any of his representatives, employees, independent contractors, consultants, counsel or agents.

   ARTICLE 6.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANIES
               ----------------------------------------------------------

       Each of the Companies hereby represents, warrants and covenants that:

       Section 6.1. For so long as Arnold complies with the terms of this Agreement, but not longer than a period of three years from the Effective Date, the Companies shall not, and shall not permit their Affiliates to, directly or through attorneys or other intermediaries, make any statements or take any actions with the purpose or reasonably anticipated effect of casting Arnold in an unfavorable light, except as may be required by applicable law or legal process, including without limitation the requirements of the securities laws of the United States; provided, however, that nothing appearing herein shall cause either of the Companies or their Affiliates to be liable for any statement made or action taken by non-managerial personnel if such statement or action was made or taken without the knowledge or approval of such Company or Affiliate or any of their respective authorized managerial personnel.

       Section 6.2. To the extent provided for in the respective Bylaws of the Companies, the Companies will continue to indemnify Arnold for any claims or damages arising from Arnold's good faith performance of his duties in his positions with the Companies.

ARTICLE 7.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF EACH PARTY
            -------------------------------------------------------

     Each party hereto hereby covenants, represents and warrants, severally and not jointly as follows:

     Section 7.1. Such party has received its own independent legal advice from attorneys of his or its own choice, with respect to the advisability of executing this Agreement.

     Section 7.2. There are no other agreements or undertakings between any of the parties relating in any way to the claims settled herein, except as stated in this Agreement.

     Section 7.3. Such party, together with his or its attorneys, has made such investigation of facts pertaining to this Agreement and of all the matters pertaining thereto, as he or it deems necessary or advisable.

     Section 7.4. This Agreement is the result of negotiation among the parties, each of whom has participated in the drafting hereof, through his or its representative attorneys. This Agreement shall be interpreted in accordance with the plain meaning of its terms and shall not be strictly construed for or against any of the parties hereto.

     Section 7.5. This Agreement has been carefully read by, the contents hereof are known and understood by, and it is signed freely by, such party.

     Section 7.6. This Agreement is intended by such party to be, and such party hereby covenants that this Agreement is, final and binding between and among the parties hereto, including their successors and assigns, and is further intended to be effective as a full and final accord and satisfaction between and among the parties hereto. Such party relies on the finality of this Agreement as a material factor inducing such party's execution of this Agreement.

     Section 7.7. Such party will not take any action which would interfere with the performance of this Agreement by the other parties hereto or which would adversely affect any of the rights provided for herein.

     Section 7.8. This Agreement may be executed in counterparts, which, collectively, shall constitute one and the same instrument.

     Section 7.9. The representations and warranties contained in this Agreement shall survive the date of execution hereof and the consummation of each of the transactions contemplated hereby.

     Section 7.10. Such party is the sole and lawful owner of all right, title and interest in and to every claim and other matter which he or it releases or confers herein, and he or it has not heretofore assigned or transferred, or purported to assign or transfer, to any Person or entity, any claims or other matter herein released or conferred. The parties hereto shall indemnify, defend, and hold each other harmless from and against any claims based upon or arising in connection with any such prior assignment or transfer, or any such purported assignment or transfer, of any claims or other matter herein released, or conferred.

     Section 7.11. This Agreement has been approved and authorized by the respective Boards of Directors of the Companies.


                           ARTICLE 8.  MISCELLANEOUS
                                       -------------

     Section 8.1.   Assignment.  This Agreement may not be assigned, in whole or
                    ----------
in part, by any party hereto without the prior written consent of the other parties.

     Section 8.2.   Amendments.  No amendment or modification hereof shall be
                    ----------
valid or binding upon the parties hereto unless made in writing and signed by all of the parties.

     Section 8.3.   No Partnership.  Nothing contained in this Agreement shall
                    --------------
be construed to constitute either party the partner or agent of the other party, nor shall either party have any authority to bind the other party in any respect, except as otherwise expressly set forth herein.

     Section 8.4.   Entire Agreement.  This Agreement constitutes the entire
                    ----------------
agreement among the parties hereto respecting the subject matter hereof and supersedes all prior agreements among or between any of the parties hereto respecting such subject matter.

     Section 8.5.   Non-Admission.  This Agreement and compliance herewith shall
                    -------------
not be construed as an admission by any party hereto of any liability whatsoever (other than pursuant to this Agreement), or as an admission by any such party of any violation of the rights of any other party or Person, violation of any order, law, stature, duty, or contract whatsoever against such other party or Person. Each party specifically disclaims any liability to the other parties or any other Person for any alleged violation of the rights of such other party or Person, or for any alleged violation of any order, law, statute, duty, or contract.

     Section 8.6.   Severability.  If any provision of this Agreement is held to
                    ------------
be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby, and such remaining provisions shall be construed so as to give effect to the parties' intent.

     Section 8.7.   Notices.  Except as otherwise specifically required in this
                    -------
Agreement, all notices and other communications given hereunder shall be in writing and shall be deemed to have been duly given when delivered by facsimile, messenger or recognized national courier or express mail service to the address or facsimile number set forth below, or to such other address or facsimile number as may be furnished by such party by notice in the manner provided herein:


                    FYI:           Forever Yours, Inc.
                                   667 Rancho Conejo Drive
                                   Newbury Park, California 91320
                                   Attention: Board of Directors

                                   Facsimile: (805)376-8364



                    SOV:           Styles on Video, Inc.
                                   K. Eugene Shutler
                                   Chief Executive Officer
                                   667 Rancho Conejo Boulevard
                                   Newbury Park, California 91320

                                   Facsimile: (805)376-9184


                    Arnold:        _________________________________
                                   _________________________________
                                   _________________________________

                                   Facsimile:


          Section 8.8    Headings.  Section headings have been inserted for
                         --------
convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

          Section 8.9    Waiver.  The waiver of a breach or default under any
                         ------
provision of this Agreement shall not be deemed a waiver of any subsequent breach or default of any kind or nature.

          Section 8.10   Governing Law.   This Agreement shall be governed by
                         -------------
and construed in accordance with the laws of the State of California applicable to agreements made and fully to be performed therein by residents thereof.

          Section 8.11  Disputes.    All claims, disputes, demands, causes of
                        --------
action, and claims for relief, of whatever kind or nature, whether known or unknown, arising from or relating or incident to this Agreement shall be litigated in the federal or state courts which encompass the County of Los Angeles, California.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date set forth above.


                                FOREVER YOURS, INC.,
                                   a California corporation

                                By:
                                   ----------------------------------
                                   Name:
                                   Title:


                                STYLES ON VIDEO, INC.,
                                   a Delaware corporation

                                By:
                                   -----------------------------------

                                DANA I. ARNOLD

                                By:
                                   -----------------------------------
                                        Dana I. Arnold

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